ASSET PURCHASE AGREEMENT

BETWEEN

SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED

AND

Qiufen Yuan, Han Wang, Yufen Zhang

DATED AS OF

JANUARY 7, 2009

_________________________________________________

INDEX OF SCHEDULES AND EXHIBITS

1. Shouguang City Renjiazhuangzi Village North Area Asset Checklist

_________________________________________________

This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of January 7, 2009 (the "Effective Date") by and betweenthe following Parties:

(1) SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED, a company validly existing under the laws of China ("SCHC"), a subsidiary of Gulf Resources, Inc.("GUFR"); and

(2) Fenqiu Yuan，Han Wang and Yufen Zhang, three individual residents of China who collectively own private land use rights located in the Shouguang City Renjiazhuangzi Village North Area (the “Sellers”)

WHEREAS: Fenqiu Yuan，Han Wang and Yufen Zhang wish to sell, transfer and convey certain assets listed on Schedule 1 hereto, to SCHC, and SCHC wishes to purchase and acquire the same from the Sellers.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. CERTAIN DEFINITIONS

"Ordinary Course of Business" shall mean an action taken by Fenqiu Yuan，Han Wang and Yufen Zhang if such action is taken in normal operation of the assets, consistent with past practices.

"Closing" The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at SCHC's offices, on or before January 30, 2009 and in no event later than January 30, 2009 (the "Closing Date").

"GUFR" shall mean Gulf Resources, Inc., a Delaware corporation and parent of SCHC.

"GUFR Common Stock" shall mean the common stock of GUFR.

"Person" shall mean any individual, entity or governmental body.

2. TRANSFER OF THE ASSETS

2.1 Fenqiu Yuan，Han Wang and Yufen Zhang agree that, upon the Closing, they will sell, transfer and deliver unto SCHC, its successors and assigns forever, by duly executed deed(s), bills of sale, assignment(s) or other instrument(s) of conveyance, for the consideration hereinafter provided, all of the Sellers’ right, title and interest in and to all assets owned by Fenqiu Yuan，Han Wang and Yufen Zhang located at the Shouguang City Renjiazhuangzi Village North Area, including, but not limited to, machinery, equipment, inventory (raw materials, work-in-progress and finished goods), and any warranties associated therewith; said assets to be limited to those listed and described on Schedule 1 attached hereto and incorporated herein by reference (the "Purchased Assets").

2.2 As full consideration for the sale, assignment, transfer and delivery of  Purchased Assets to SCHC and for the value of the rights to the Leased Property , and upon the terms and subject to all of the conditions contained herein,
(a) SCHC shall pay to the Sellers the sum of $10,000,000 in cash in the aggregate; and
(b) GUFR shall issue to the Sellers GUFR Common Stock in the principal amount of $1,500,000 in the aggregate (the “Purchase Price Shares”).

2.3The parties understand and acknowledge that the total purchase price for the Purchased Assets and the Leased Property is $11,500,000 (the "Purchase Price") and that the Purchase Price is based upon an approximate valuation of the Shouguang City Renjiazhuangzi Village North Area at $11,500,000. The number of "Purchase Price Shares" shall be equal to $1 per share, which is approximately five times the 2008 EPS of GUFR. So the number of Purchase Price Shares to be issued pursuant hereto is 1,500,000, in the aggregate and will be delivered to the sellers within 30 days after the closing date .

2.4 Upon execution of this Agreement by all of the parties, SCHC shall deliver to FENQIU YUANHAN WANG AND YUFEN ZHANG a security deposit of $2,000,000 (the "Security Deposit"). Three days after the date hereof, SCHC will establish an asset assessment team to assess the condition and the operation of  the Purchased Assets and the Leased Property for transfer and conveyance to SCHC for a period of 10 days thereafter.  SCHC shall pay the remainder of the cash portion within 10 days of the receipt of a report from the assessment team that is acceptable to SCHC with respect to the Purchased Assets and Leased Property.  If the reports concludes that the condition of the Purchased Assets is not acceptable, SCHC and the Sellers shall negotiate a reduction in the Purchase Price.  If such amount can not be mutually agreed, SCHC shall have the right to terminate this Agreement and the Security Deposit shall be returned to SCHC.  As of the date hereof, both parties have started the formal transfer procedures (including the related property lease contracts, etc.)

2.5 If SCHC cannot pay off the remainder of the cash portion within the time period provided in Section 2.4 above, the Sellers have the right to terminate this Agreement and to retain the Security Deposit with no further obligations or liabilities to SCHC or GUFR.

2.6 As a result of this Agreement, the Purchased Assets( schedule 1) including, without limitation, any and all bromine and crude salt that can be produced on the Leased Property, buildings, equipment, wells, pipelines, and power circuits will be acquired by SCHC; provided, however, that any and all debts, obligations and liabilities (the “’Obligations”) of FENQIU YUAN, HAN WANG AND YUFEN ZHANG relating to the Purchased Assets and the Leased Property are specifically excluded from such Purchased Assets and shall remain the Obligations of the Sellers after the Closing.

3. REPRESENTATIONS AND WARRANTIES

3.1 Each of FENQIU YUAN，HAN WANG AND YUFEN ZHANG represent and warrant to SCHC the following:

(a) Authority. FENQIU YUAN，HAN WANG AND YUFEN ZHANG each has the individual power and authority to execute and deliver this Agreement and to perform his respective obligations hereunder, and to consummate the transactions hereby, and upon the execution and delivery of the instruments and documents specified herein, except for the covenant by the Sellers to assist SCHC to sign a new 50 year land lease contract with the village for the Lease Property. no further action will be required of FENQIU YUAN，HAN WANG AND YUFEN ZHANG to vest legal title to and possession of the Purchased Assets and the Leased Property in the Purchaser, its successors and assigns forever.

(b) Title to Assets. FENQIU YUAN，HAN WANG AND YUFEN ZHANG has good and marketable title to the Purchased Assets and has the appropriate land use right certificates, or other required governmental approval evidencing the rights to use the Leased Property and ability to transfer the Leased Property, free and clear of liens or encumbrances of any kind and no person, firm or corporation has any undisclosed adverse interest therein.  The lease payment due under the 50-year land lease for the Leased Property has been paid-off.

(c) Condition of Purchased Assets. The Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for continued use by SCHC in the production of bromine. The material buildings, plants, machinery and equipment and other Purchased Assets listed on Schedule 1 hereto, necessary in connection with the production of bromine located on the Leased Property as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put or would be put in the Ordinary Course of Business, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

(d) Disclosure. No representation or warranty by FENQIU YUAN，HAN WANG AND YUFEN ZHANG contained in this Agreement or any written statement furnished to SCHC pursuant hereto or in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statement contained herein or therein true and not misleading.

(e) Reliance. The foregoing representations and warranties have been made by FENQIU YUAN，HAN WANG AND YUFEN ZHANG with the knowledge and expectation that SCHC is placing reliance thereon, and all such representations and warranties shall survive the Closing for a period of one (1) year.

3.2 Each of SCHC and FENQIU YUAN，HAN WANG AND YUFEN ZHANG represents and warrants respectively to the other as follows:

(a) Each of SCHC and FENQIU YUAN，HAN WANG AND YUFEN ZHANG warrants that has taken all necessary actions for the execution and performance of this Agreement.

(b) Except as otherwise disclosed, the performance of the transaction contemplated hereunder is not subject to the consent, approval or order of any governmental authorities or any other third parties, nor is it subject to any conditions precedent as registration with, qualification verification by or document delivery to any governmental authorities or any other third parties.

4.  COVENANTS OF THE SELLERS

4.1 FENQIU YUAN，HAN WANG AND YUFEN ZHANG covenant that if there are more than ten wells that cannot be used and if there is more than 200 meters of pipeline that cannot be used located at the Leased Premises, the Sellers will deduct an amount equal to 2 times the total replacement value of such wells and pipelines from the Purchase Price.

4.2 FENQIU YUAN，HAN WANG AND YUFEN ZHANG covenant that upon the Closing, the contract signed between FENQIU YUAN，HAN WANG and YUFEN ZHANG and the village for 6.52KM2 property’s 50 years lease will be automatically canceled, and  FENQIU YUAN，HAN WANG AND YUFEN ZHANG will help SCHC to sign a new 50 years land lease contract with the village, and if the Sellers do not provide such assistance, the  Sellers would have to pay SCHC 10% of the Security Deposit as the compensation fee.

4.3 As of the Closing, FENQIU YUAN，HAN WANG AND YUFEN ZHANG shall cancel the employment contract with any previous employees and  pay staff wages and compensation according to relevant national laws and regulations.

4.4 As of the Closing, FENQIU YUAN，HAN WANG AND YUFEN ZHANG shall settle all the contacts with original suppliers and customers, and shall pay at Closing, or be bound in their individual capacities to pay all the corresponding debt and obligations.

4.5  SCHC is buying  the Purchased Assets from FENQIU YUAN，HAN WANG AND YUFEN ZHANG , and has no relationship or affiliation with the Sellers or the  original operations of the Purchased Assets, and as a result is not assuming any rights and/or duties with respect to the operations of the Purchased Assets, including without limitation, no rights to (a) customers and supplier lists (other than such customers or suppliers who have pre-existing relationships with SCHC), (b) employees; (c) market distribution systems; (d) sales force; (e) operating rights; (f) production techniques, or (g) trade names.

5. INDEMNIFICATION

5.1 FENQIU YUAN，HAN WANG AND YUFEN ZHANG agrees to indemnify, hold harmless and reimburse SCHC at all times after the Closing, against and with respect to:

(a) any damage or deficiency resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement on the part of FENQIU YUAN，HAN WANG AND YUFEN ZHANG made in this Agreement, any other agreement or instrument delivered by FENQIU YUAN，HAN WANG AND YUFEN ZHANG at the Closing;

(b) any damages or claims asserted against the Purchaser on account of any liability of FENQIU YUAN，HAN WANG AND YUFEN ZHANG in connection with his ownership of the Purchased Assets and the Leased Property , whether arising prior to or after the transfer of ownership of the Leased Property from FENQIU YUAN，HAN WANG AND YUFEN ZHANG to SCHC,

(c) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

6. MISCELLANEOUS PROVISIONS.

6.1 No Assumption of Liabilities. Except as specifically set forth in this Agreement, nothing in this Agreement shall be construed to impose upon SCHC the assumption of any claim against or liability or obligation of FENQIU YUAN，HAN WANG AND YUFEN ZHANG, arising out of his business, or the use, operation or possession of the Purchased Assets, through the Closing, or thereafter.

6.2 Books and Records. Those books and records reasonably deemed primarily to relate to the Purchased Assets and maintained separately from the other records of FENQIU YUAN，HAN WANG AND YUFEN ZHANG shall be delivered to and become the property of SCHC.

6.3 Expenses of Negotiation and Transfer. Each party to this Agreement shall pay its own expenses and other costs incidental to or resulting from this Agreement, whether or not the transactions contemplated hereby are consummated.

6.4 Entire Agreement. This Agreement, along with the documents and agreements to be executed in connection herewith, constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those listed in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

6.5 Binding Effect. All of the covenants, conditions, agreements and undertakings set forth in this Agreement shall extend to and be binding upon FENQIU YUAN，HAN WANG AND YUFEN ZHANG and SCHC and their respective successors and assigns.

6.6 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties.

6.7 Headings. Headings as to the contents of particular Sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Sections to which they refer.

6.8 Exhibits and Schedules. The Exhibits and Schedules (and any appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

6.9 Counterparts. This Agreement may be executed in three (3) or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together will constitute an integral party of this Agreement.

IN WITNESS HEREOFthe Parties hereto  have caused this Agreement to be executed by their duly authorized representatives as of the date first hereinabove mentioned.

SCHC: SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED

Signed by:	/s/ Ming Yang
Name:	Ming Yang
Position:	CEO

FENQIU YUAN，HAN WANG AND YUFEN ZHANG: Owners of Shouguang City Renjiazhuangzi Village North Area

Signed by:	/s/ FENQIU YUAN
Name:	FENQIU YUAN

Signed by:	/s/ HAN WANG
Name:	HAN WANG

Signed by:	/s/ YUFEN ZHANG
Name:	YUFEN ZHANG

As to Section 2.2(b) only:

AGREED as of the date first above written:

GUFR: GULF RESOURCES, INC.

Signed by:	/s/ Ming Yang
Name:	Ming Yang
Position:	CEO

Schedule 1

Shouguang City Renjiazhuangzi Village North Area Asset checklist

Check Time	Asstes	Model	quantity
November/28/2008	Office
November/28/2008	Warehouse
November/28/2008	Manufacture
November/28/2008	Water Furnace	0.2 Ton	1 Unit
November/28/2008	Gunbarrel		2 Units
November/28/2008	Electri Pumo	3.5 Kw.	1 Unit
November/28/2008	Fan & Air duct		2 Sets
November/28/2008	Boiler	2 Ton	1 Unit
November/28/2008	Boiler Room
November/28/2008	Labouratory
November/28/2008	Sulfur Warehouse
November/28/2008	Sulphur-furnace		1 Unit
November/28/2008	Sulphur-pot	15 Cubic Metres	1 Unit
November/28/2008	Brine Reservoir
November/28/2008	Carburettor		3 Units
November/28/2008	Subaqueous Pump	3 Kw.	25 Units
November/28/2008	Water Pump		1 Unit
November/28/2008	Water Scrubber		2 Units
November/28/2008	Absorbency		2 Units
November/28/2008	Stripping tower		2 Units
November/28/2008	Bromine wells		350 Aperture
November/28/2008	Pipelines		9500 Meters
November/28/2008	Sluice Pot	4.5 Cubic Metre
November/28/2008	Salt Field		100000 Ares
November/28/2008	Liquid chlorine cylinder		30 Units
November/28/2008	Accommodation
November/28/2008	Power distribution room
November/28/2008	Central Control Room

Inventory Checker:	Recorded by:		Supervised by: